UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 13, 2022, urban-gro, Inc., (the “Company”), Emerald Merger Sub, Inc. (“Merger Sub”), Emerald Construction Management, Inc. (“Emerald”), Christopher W. Cullens, Charles W. Cullens, and Green Stone Property LLC (“Green Stone” and, collectively with Christopher W. Cullens and Charles W. Cullens, the “Sellers”), and, solely in his capacity as the Seller Representative, Christopher W. Cullens (the “Seller Representative”) entered into an Acquisition Agreement and Plan of Merger (the “Original Agreement”), pursuant to which Emerald agreed to merge with and into Merger Sub and the Company agreed to purchase all of Sellers’ membership interest in CTS Strategies, LLC (the “CTS Interest”).

On April 29, 2022, the Company entered into a First Amendment to Acquisition Agreement and Plan of Merger (the “First Amendment”) with the other parties to the Original Agreement, to, among other things, amend the share price calculation for the consideration to be issued, as further described below (the Original Agreement, as amended by the First Amendment, the “Acquisition Agreement”).

Also on April 29, 2022, the acquisition was completed. At closing, the Company paid the initial purchase price for Emerald of $5.0 million, consisting of $2.5 million in unregistered shares (the “Closing Payment Shares”) of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), and $2.5 million of cash. Additionally, the Acquisition Agreement provides for additional earnout payments (“Earnout Payments”) to the Sellers of up to an aggregate amount of $2.0 million, payable in unregistered shares of Company Common Stock. The Earnout Payments are payable quarterly for a two-year period and will be equal to 35% of the Quarterly Gross Profit (as defined in the Acquisition Agreement). The value of the shares of Company Common Stock to be issued for the Closing Payment Shares was determined based upon the daily volume weighted average closing price of the Company Common Stock in the ten trading days prior the signing date of the Acquisition Agreement. The value of the shares of Company Common Stock to be issued for the Earnout Payments are determined based upon the daily volume weighted average closing price of the Company Common Stock in the ten trading days prior to the end of the applicable annual quarter the Quarterly Gross Profit was calculated.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 2, 2022, the Company issued a press release announcing the completion of the transaction pursuant to the Acquisition Agreement. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

2.2	First Amendment to Acquisition Agreement and Plan of Merger

99.1	Press Release dated May 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: May 2, 2022	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer